                                                                   Exhibit 10.20

                                 REPAYMENT AGREEMENT

    This Repayment Agreement by and among Lexington Healthcare Group, Inc. (the "Company"), a Delaware Corporation, Lexington House, Inc., ("L.H."), a Connecticut Corporation and Jack Friedler, individually is dated May 11, 1997.

    WHEREAS, Lexington House, Inc., which is owned 100% by Mr. Friedler is indebted to the Company in the aggregate amount of $520,393 plus accrued as of April 31, 1997, a portion of which is represented by a promissory note dated June 30, 1996 (the "NOTE"); and

    WHEREAS, the Company owes Mr. Friedler an aggregate of $165,693; and

    WHEREAS, Mr. Friedler and his wife own 100% of the capital stock of Samir and of Lexington House, Inc.; and

    WHEREAS, the parties desire to establish a payment plan whereby the Company can receive assurance of its abilities to collect the amounts owed to it.

    NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

    1. Mr. Friedler shall assign the Company's obligation owed to him individually in the aggregate amount of $165,693 plus any accrued interest, as of the date hereof, to LH, who shall apply such amounts towards repayment of the amount owed to the Company, by reducing LH's obligation to the Company. The payments shall first be applied to accrued interest and then principal.

    2. Mr. Friedler shall pay $100,000 to Wayne Wiseman on behalf of the Company which payment will be applied towards the amounts owed to the Company, which payment shall first be applied to accrued interest and then principal.

    3. LH agrees to pay $10,000 per month to the Company towards the amount owed to the Company, which payments shall first be applied to accrued interest and then principal.

    4. Samir agrees that commencing in January 1998, the Company will not be obligated to pay its monthly rental owed to Samir on its executive offices (the "Executive Offices") and that instead such amounts will be applied towards the amounts owed to the Company by LH.

    5. Mr. Friedler agrees to assist the Company in perfecting its security interest in the building housing the Executive Offices by signing a UCC-1 Financing Statement and any other necessary documents.

    6. This Agreement may not be modified, amended, changed or terminated except by a writing signed by the party sought to be charged therewith. This Agreement shall be governed and construed under the laws of the State of New York applicable to agreements made and to be performed solely within such state.
This Agreement contains the entire understanding of the parties on the subject matter hereof; all prior discussions, negotiations and understandings are merged herein and there are no warranties, representations or understandings regarding the subject matter hereof which are not set forth herein.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  /s/ Jack Friedler
                                  --------------------------------
                                  Jack Friedler, individually


                                  Lexington Healthcare Group, Inc.

                                  /s/ Harry Dermer
                                  --------------------------------
                                  By: Harry Dermer


                                  Lexington House, Inc.

                                  /s/ Jack Friedler
                                  --------------------------------
                                  By: Jack Friedler


                                  Samir Realty


                                  /s/ Jack Friedler
                                  --------------------------------
                                  By: Jack Friedler